77Q1(g): Copies of Merger and Consolidation Agreements The definitive plan of reorganization with respect to the AXA Enterprise Government Securities Fund, AXA Enterprise High-Yield Bond Fund and AXA Enterprise Short Duration Bond Fund is incorporated herein by reference to Appendix A of the Combined Proxy Statement/Prospectus filed electronically with the SEC on March 19, 2007 (Accession No. 0000950123-07-004075). The definitive plan of reorganization with respect to the AXA Enterprise Multimanager Core Bond Fund is incorporated herein by reference to Appendix A of the Combined Proxy Statement/Prospectus filed electronically with the SEC on March 19, 2007 (Accession No. 0000950123-07-004075). The definitive plan of reorganization with respect to the AXA Enterprise Tax Exempt Income Fund is incorporated herein by reference to Appendix A of the Combined Proxy Statement/Prospectus filed electronically with the SEC on March 19, 2007 (Accession No. 0000950123-07-004075).
The definitive plan of reorganization with respect to the AXA Enterprise International Growth Fund is incorporated herein by reference to Appendix A of the Combined Proxy Statement/Prospectus filed electronically with the SEC on March 19, 2007
(Accession No. 0000950123-07-004075).